UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 24, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2018, OrangeHook, Inc., a Florida corporation (the "Company"), entered into a Promissory Note with Midwest Bank in the principal amount of $150,000 (the "Note"). The Note matures on August 24, 2021 ("Maturity Date"). The Note provides for an annual interest of 6.25%. Interest is calculated on a 360-day year basis resulting in an effective interest rate of 6.33% per year. Monthly payments of $4,586.70 are required through the Maturity Date. The note is secured by our existing security agreement with Midwest Bank, dated February 15, 2018. The proceeds of this note were used to facilitate a buyout of our capital equipment lease dated December 1, 2016 with Lease Finance Group, a division of Minnesota Bank and Trust. As a result of the buyout, we now own all of the previously leased assets, which are primarily furniture and office equipment.

Item 2.01 Completion of Acquisition of Assets

The information included in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   August 30, 2018
By:  /s/   Brittany Thiele
               Brittany Thiele
               Chief Accounting Officer and Director of Finance
                (Interim CFO)